UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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Telaria, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

Explanatory Note

The following supplement relates to the definitive joint proxy statement/prospectus (together with all supplements thereto, the “Joint Proxy Statement/Prospectus”) of Telaria, Inc. (“Telaria”) and The Rubicon Project, Inc. (“Rubicon Project”) dated February 13, 2020, furnished to stockholders of Telaria in connection with the solicitation of proxies by the Board of Directors of Telaria for use at the special meeting of stockholders to be held on Monday, March 30, 2020 (the “Special Meeting”). The purpose of this Supplement is to provide notice of Telaria’s intent to convene, adjourn and reconvene in a virtual meeting format its Special Meeting, to supplement the risk factors contained in the Proxy Statement and to provide information regarding certain litigation relating to the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of December 19, 2019 (as amended from time to time, the “Merger Agreement”), by and among Rubicon Project, Madison Merger Corp. (“Merger Sub”) and Telaria. This Supplement is being filed with the Securities Exchange Commission (the “SEC”) and is being made available to stockholders on or about March 23, 2020. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE JOINT PROXY STATEMENT/PROSPECTUS, WHICH WE URGE YOU TO READ IN ITS ENTIRETY.

Dear Telaria Stockholder:

On or about February 13, 2020, Telaria mailed the Joint Proxy Statement/Prospectus relating to the Special Meeting to Telaria stockholders. At the Special Meeting, Telaria stockholders are being asked to, among other matters, consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2019, by and among The Rubicon Project, Inc., Madison Merger Corp. and Telaria.

On March 17, 2020, Telaria filed a supplement to the Joint Proxy Statement/Prospectus announcing that due to emerging health concerns relating to the coronavirus (COVID-19) pandemic, to protect the health and well-being of its stockholders and employees, Telaria’s stockholders would be able to attend the Special Meeting virtually, but that Telaria stockholders would not be deemed to be “present” if they solely access the Special Meeting through the virtual option and Telaria stockholders would not be able to vote their shares at the Special Meeting, or revoke or change a previously submitted vote, through the virtual platform.

Due to the rapidly evolving public health concerns relating to the novel COVID-19 pandemic and the spread of COVID-19 and governmental actions related thereto, including the State of New York’s Executive Order No. 202.6, dated March 18, 2020 directing the closure of all non-essential businesses, Telaria announced on March 23, 2020 its intent to convene and then immediately adjourn, without conducting any business, the Special Meeting scheduled to occur at 10:00 a.m. Eastern Time on March 30, 2020, to 10:05 a.m. Eastern Time on March 30, 2020 in a virtual meeting format only (the “Reconvened Special Meeting”). The adjournment and Reconvened Special Meeting in a virtual format is not expected to result in any delay of the closing of the merger with Rubicon Project. Telaria stockholders will not be able to vote their shares in-person at the Special Meeting and are urged not to attend the Special Meeting in person.  The only way for Telaria stockholders to vote their shares is to submit a proxy in advance of the Special Meeting using one of the methods described in the Joint Proxy Statement/Prospectus and proxy card or to attend the Reconvened Special Meeting virtually per the instructions below. If Telaria stockholders have previously submitted a proxy using one of the methods described in the Joint Proxy Statement/Prospectus and proxy card, your vote will be counted and you do not need to submit a new proxy or vote at the Reconvened Special Meeting, although you may change or revoke your vote by attending the Reconvened Special Meeting and voting virtually or by one of the other methods described in the Joint Proxy Statement/Prospectus.

To be admitted to the Reconvened Special Meeting, go to http://web.lumiagm.com/187574976. In order to gain access you must click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “tel2020” (the password is case sensitive). If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Reconvened Special Meeting, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Telaria common stock you held as of the record date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on March, 26, 2020.

You may vote during the Reconvened Special Meeting by following the instructions available on the meeting website during the meeting.  As described in the Joint Proxy Statement/Prospectus for the Special Meeting previously distributed, you are entitled to participate in and vote at the Reconvened Special Meeting if you were a stockholder as of the close of business on February 11, 2020, which is the record date for the Reconvened Special Meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Whether or not you plan to attend the Reconvened Special Meeting, we urge you to vote and submit your proxy in advance of the Reconvened Special Meeting by one of the methods described in the Joint Proxy Statement/Prospectus for the Special Meeting. The proxy card included with the Joint Proxy Statement/Prospectus previously distributed will not be updated to reflect the change in meeting format and may continue to be used to vote your shares in connection with the Reconvened Special Meeting.

Additional Questions and Answers about the Reconvened Special Meeting and the Merger

The following questions and answers are intended to address briefly some questions regarding attending the Reconvened Special Meeting by virtual means. These questions and answers may not address all questions that may be important to you as a Telaria stockholder. Please refer to the more detailed information contained elsewhere in this supplement and the Joint Proxy Statement/Prospectus, each of which each of which we urge you to read in its entirety. You may obtain the information incorporated by reference in this supplement without charge by following the instructions under “Additional Information and Where to Find It” below.

Q.                    Why are you filing this supplement to the Proxy Statement?

A.                      We are filing this supplement to the Joint Proxy Statement/Prospectus because on March 23, 2020, in light of the rapidly evolving public health concerns relating to the COVID-19 pandemic and governmental actions related thereto, Telaria announced its intent to convene and then immediately adjourn, without conducting any business, the Special Meeting scheduled to occur at 10:00 a.m. Eastern Time on March 30, 2020.  The Special Meeting will reconvene at 10:05 a.m. Eastern Time on March 30, 2020 in a virtual meeting format at https://web.lumiagm.com/187574976.  You will not be able to vote your shares in-person at the Special Meeting and are urged not to attend the Special Meeting in person.  The only way to vote your shares is to submit your proxy in advance of the Special Meeting using one of the methods described in the Joint Proxy Statement/Prospectus or to attend the Reconvened Special Meeting virtually per the instructions below.  This supplement provides important information about virtual access to the Reconvened Special Meeting. We are also filing this supplement to the Joint Proxy Statement/Prospectus to add an additional risk factor to the Joint Proxy Statement/Prospectus and to supplement certain disclosures in the Joint Proxy Statement/Prospectus.

Q.                    How can I participate at the Special Meeting by virtual means?

A.                    To be admitted to the virtual Reconvened Special Meeting, go to http://web.lumiagm.com/187574976. In order to gain access, stockholders of record as of the record date should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “tel2020” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the virtual Reconvened Special Meeting, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Telaria common stock you held as of the record date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on March 26, 2020.

Q.                   If I access and/or am admitted to the Special Meeting by virtual means, can I revoke a previously submitted proxy or otherwise cast my vote through such virtual access?

A.                      Yes.  If you are a stockholder of record as of February 11, 2020, the record date for the Reconvened Special Meeting, you may vote via virtual means during the Reconvened Special Meeting by following the instructions available on the meeting website during the meeting.

If your shares are held in “street name,” through a bank, broker or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Reconvened Special Meeting will need to obtain a “legal proxy” form from their bank, broker or other nominee. The Internet and telephone voting facilities for Telaria stockholders of record will close at 11:59 p.m. Eastern time on Sunday March 29, 2020 (the day before the Special Meeting). If your shares are held through a broker, bank or other nominee, please review the deadlines for voting contained in the voting instructions provided by your broker, bank or other nominee.

Q.                    What if I already submitted a proxy?

A.                      If you already submitted a proxy your vote will be counted and you do not need to submit a new proxy or vote at the Reconvened Special Meeting, although you may change or revoke your vote by attending the Reconvened Special Meeting and voting virtually or by one of the other methods described in the Joint Proxy Statement/Prospectus.

Q.                    Is the adjournment of the Special Meeting and reconvening it by virtual means expected to result in any delay to the closing of the merger?

A.                      Telaria does not expect the adjournment of the Special Meeting and reconvening it by virtual means to result in any delay to the closing of the merger. The merger is still expected to close in early April 2020.

Q.                    How does the Telaria Board of Directors recommend that I participate at the Special Meeting?

A.                      Whether or not you expect to participate in the Reconvened Special Meeting, the Telaria Board of Directors urges Telaria stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting the Internet site listed on the Telaria proxy card, (b) calling the toll-free number listed on the Telaria proxy card or (c) submitting your Telaria proxy card by mail by using the provided self-addressed, stamped envelope.  Submitting a proxy will not prevent you from voting virtually at the Reconvened Special Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Q.                    Who can help answer any other questions I might have?

A.                    If you have any questions concerning the Reconvened Special Meeting (including accessing the meeting by virtual means) or the Joint Proxy Statement/Prospectus, would like additional copies of the Joint Proxy Statement/Prospectus or need help voting your shares of Telaria common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Telephone: (800) 848-2998 (toll-free)

(212) 269-5550 (collect)

Email: TLRA@dfking.com

RISK FACTORS

The following risk factor supplements the risk factors contained in the Joint Proxy Statement/Prospectus. The following risk does not address all risks that may be important to you as a Telaria stockholder. Please refer to the more detailed information of risk factors contained in the Joint Proxy Statement/Prospectus under the heading “Risk Factors,” each of which each of which we urge you to read in its entirety.

The recent novel coronavirus pandemic and spread of COVID-19 may have material adverse effects on the combined company’s business, financial position, results of operations and/or cash flows.

Each of Rubicon Project’s and Telaria’s business has been impacted and may be materially adversely impacted by the effects of the novel coronavirus pandemic and spread of COVID-19. The novel strain of the coronavirus identified in China in late 2019 has globally spread throughout other areas such as Asia, Europe, the Middle East, and North America and has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. In addition to the United States, the combined company will have personnel and operations in England, Canada, France, Australia, Germany, Italy, Japan, Singapore, and Brazil, and each of these countries has been affected by the outbreak and taken measures to try to contain it. These measures have impacted and may further impact the combined company’s workforce and operations, and the operations of the combined company’s sellers and buyers.

The novel coronavirus pandemic will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn. Adverse economic conditions and general uncertainty about economic recovery or growth, particularly in North America and Europe, where the combined company’s business will do most of its business, could cause advertisers to reduce their advertising budgets. The combined company’s business depends on the overall demand for advertising and on the economic health of Rubicon Project’s and Telaria’s current and prospective sellers and buyers. If advertisers significantly reduce their overall advertising spending, the combined company’s revenue and results of operations will be directly affected. In addition, because people around the world are spending more time at home and in front of internet-connected devices, the amount of ad requests that each of Rubicon Project and Telaria process has spiked, and the combined company’s infrastructure may not be capable of processing the increased volume of ad requests at cost-efficient levels.

There can be no assurance that any decrease in sales resulting from the novel coronavirus will be offset by increased sales in subsequent periods. The degree to which the novel coronavirus pandemic impacts the combined company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Although the full magnitude of the impact of the novel coronavirus pandemic on the combined company’s business and operations remains uncertain, the continued spread of COVID-19 or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact the combined company’s forecasted business, financial condition, operating results and cash flows.

Additional Information and Where to Find It

On February 13, 2020, The Rubicon Project, Inc. (“Rubicon Project”) filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a joint proxy statement/prospectus. The joint proxy statement/prospectus contains important information about the proposed transaction and related matters. Investors and security holders of Telaria and Rubicon Project are urged to carefully read the entire joint proxy statement/prospectus (and any amendments thereto) and other filings made in connection therewith because such documents will contain important information about the proposed business combination. Telaria and Rubicon Project commenced the mailing of the joint proxy statement/prospectus to stockholders of Telaria and Rubicon Project on or about February 13, 2020.

Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus and other documents filed by Rubicon Project and Telaria, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Telaria will be made available free of charge on Telaria’s website at https://telaria.com/ under the link “Investor Relations” and then under the heading “SEC Filings.” Copies of documents filed with the SEC by Rubicon Project will be made available free of charge on Rubicon Project’s website at https://rubiconproject.com/ under the link “Investor” and then under the heading “Financials and Filings” and the subheading “SEC Filings.”

Participants in the Solicitation

Rubicon Project and Telaria and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Rubicon Project common stock and Telaria common stock in respect of the proposed transaction. Information about Rubicon Project’s directors and executive officers is set forth in the proxy statement for Rubicon Project’s 2019 Annual Meeting of Stockholders, the joint proxy statement/prospectus and Rubicon Project’s Form 10-K for the year ended 2019, which were filed with the SEC on April 5, 2019, February 13, 2020 and February 27, 2020, respectively. Information about Telaria’s directors and executive officers is set forth in the proxy statement for Telaria’s 2019 Annual Meeting of Stockholders, the joint proxy statement/prospectus and Telaria’s Form 10-K for the year ended 2019, which were filed with the SEC on April 24, 2019, February 13, 2020 and March 16, 2020, respectively. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Notice Regarding Forward-Looking Statements

This document may contain forward-looking statements, including statements based upon or relating to Rubicon Project’s and Telaria’s expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP loss per share, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, Demand Manager, and private marketplace opportunities; investments in Rubicon Project’s or Telaria’s business; development of Rubicon Project’s or Telaria’s technology; introduction of new offerings; the impact of transparency initiatives Rubicon Project or Telaria may undertake; the impact of Rubicon Project’s traffic shaping technology on its business; the effects of cost reduction initiatives; scope and duration of client relationships; the fees Rubicon Project or Telaria may charge in the future; business mix and expansion of Rubicon Project’s or Telaria’s mobile, video and private marketplace offerings; sales growth; client utilization of Rubicon Project’s or Telaria’s offerings; Rubicon Project’s or Telaria’s competitive differentiation; Rubicon Project’s or Telaria’s market share and leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; anticipated benefits of the merger, including estimated synergies and cost savings resulting from the merger; the expected timing of completion of the merger; estimated costs associated with such transactions; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect Rubicon Project’s and Telaria’s current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the failure to satisfy the closing conditions; the possibility that the consummation of the proposed transactions is delayed or does not occur, including the failure of the parties’ stockholders to approve the proposed transactions; uncertainty as to whether the parties will be able to complete the merger on the terms set forth in the Merger Agreement; uncertainty regarding the timing of the receipt of required regulatory approvals for the merger and the possibility that the parties may be required to accept conditions that could reduce or eliminate the anticipated benefits of the merger as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all; the outcome of any legal proceedings that have been or may be instituted against the parties or others following announcement of the transactions contemplated by the Merger Agreement; challenges, disruptions and costs of closing, integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected; risks that the merger and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm the parties’ businesses; the amount of any costs, fees, expenses, impairments and charges related to the merger; uncertainty as to the effects of the announcement or pendency of the merger on the market price of the parties’ respective common stock and/or on their respective financial performance; uncertainty as to the long-term value of Rubicon Project’s and Telaria’s common stock; the business, economic and political conditions in the markets in which Rubicon Project and Telaria operate; Rubicon Project’s and Telaria’s ability to continue to grow and to manage their growth effectively; Rubicon Project’s and Telaria’s ability to develop innovative new technologies and remain market leaders; the effect on the advertising market and Rubicon Project’s and Telaria’s businesses from difficult economic conditions or uncertainty; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; Rubicon Project’s and Telaria’s ability to adapt effectively to shifts in digital advertising; the effects, including loss of market share, of increased competition in Rubicon Project’s and Telaria’s markets and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; the effects of consolidation in the ad tech industry; acts of competitors and other third parties that can adversely affect Rubicon Project’s and Telaria’s businesses; Rubicon Project’s and Telaria’s ability to differentiate their offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; potential adverse effects of malicious activity such as fraudulent inventory and malware; costs associated with defending intellectual property infringement and other claims; Rubicon Project’s and Telaria’s ability to attract and retain qualified employees and key personnel; and Rubicon Project’s and Telaria’s ability to comply with, and the effect on their businesses of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.